UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Employment Agreement with Chief Executive Officer.

On February 22, 2017, the Company and Amos Kohn agreed to amend his November 30, 2016, employment agreement to clarify that Mr. Kohn will receive a warrant, subject to vesting, to purchase 317,460 shares of common stock at a $0.01 per share in lieu of the issuance of a one-time restricted stock signing bonus equal to $200,000 of shares of common stock based on the price of $0.65 per share and subject to repurchase by the Company.

The preceding discussion is qualified in its entirety to Mr. Kohn’s amendment to employment agreement that has been filed as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Executive Employment Agreement with A.Kohn

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation a California Corporation

Dated: February 27, 2017	By: /s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

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